SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Earliest Event Reported: August 20, 2004

ENDEVCO, INC.
(Exact name of registrant as specified in its charter)

Texas	000-10056	74-2142545
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2425 Fountainview Dr., Suite 215
Houston, Texas 77057
(Address of principal executive offices, including zip code)

(713) 977-4662
(Registrant's telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure

EnDevCo, Inc. ("EnDevCo") and Pine Curtain Production Company, LLC have negotiated a change in their Option To Purchase agreement ("Option Agreement").  EnDevCo will now receive improved terms in a farm-in agreement for the Eugene Island Block 294 ("EI - 294") portion of the Option Agreement in exchange for cancellation of the East Cameron Block 71 & 72 portion of the Option Agreement.  The EI - 294 farm-in agreement was signed August 20, 2004.

Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnDevCo, Inc.

By /s/ Chris A. Dittmar                          Date: August 20, 2004
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Chris A. Dittmar

Chief Executive Officer and Director